Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Second Quarter 2005 Results

- Company Reports Funds from Operations Per Share (Diluted) of $1.20, Up 19%, and
Earnings Per Share (Diluted) of $0.58, Up 16%, for Second Quarter 2005
Over Second Quarter 2004 -

Highlights

  Second Quarter 2005 Funds from Operations (FFO) Per Share (Diluted) of $1.20
  Second Quarter 2005 Total Revenues Up 34%, FFO Available to Common Stockholders Up 29% and FFO Per Share (Diluted) Up 19% Over Second Quarter 2004
  Second Quarter 2005 Earnings Per Share (Diluted) of $0.58, Up 16% Over Second Quarter 2004
  Executed 30 Leases for 374,000 Square Feet of Space
  Completed Acquisitions of Four Properties Aggregating 231,000 Square Feet

PASADENA, CA. - August 2, 2005 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the second quarter and six months ended June 30, 2005.

For the second quarter of 2005, we reported FFO available to common stockholders of $25,501,000, or $1.20 per common share (diluted), on total revenues of $58,217,000 compared to FFO available to common stockholders of $19,815,000, or $1.01 per common share (diluted), on total revenues of $43,472,000 for the second quarter of 2004. Comparing the second quarter of 2005 to the second quarter of 2004, FFO available to common stockholders increased 29%, FFO per common share (diluted) increased 19% and total revenues increased 34%. For the six months ended June 30, 2005, we reported FFO available to common stockholders of $49,109,000, or $2.39 per common share (diluted), on total revenues of $114,256,000 compared to FFO available to common stockholders of $41,284,000, or $2.11 per common share (diluted), on total revenues of $86,196,000 for the six months ended June 30, 2004. Comparing the six months ended June 30, 2005 to the six months ended June 30, 2004, FFO available to common stockholders increased 19%, FFO per common share (diluted) increased 13% and total revenues increased 33%. FFO for the second quarter and six months ended June 30, 2004 included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2005 RESULTS

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended June 30, 2005 and 2004 was $13,251,000 and $10,088,000, respectively. Depreciation and amortization expense for the six months ended June 30, 2005 and 2004 was $25,892,000 and $20,069,000, respectively. Net income available to common stockholders for the second quarter of 2005 was $12,250,000, or $0.58 per share (diluted), compared to net income available to common stockholders of $9,727,000, or $0.50 per share (diluted) for the second quarter of 2004. Net income available to common stockholders for the six months ended June 30, 2005 was $23,217,000, or $1.13 per share (diluted), compared to net income available to common stockholders of $22,842,000, or $1.17 per share (diluted) for the six months ended June 30, 2004. Net income available to common stockholders for the six months ended June 30, 2004 included a gain on the sale of property of $1,627,000, or $0.08 per share (diluted), recorded in the first quarter of 2004, and also included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004.

We executed a total of 30 leases during the second quarter of 2005 for approximately 374,000 square feet of space at 23 different properties (excluding month-to-month leases for approximately 67,000 square feet, which were effective during the quarter). Of this total, approximately 134,000 square feet were for new or renewal leases related to previously leased space and approximately 240,000 square feet were for redeveloped, developed or previously vacant space. Of the 240,000 square feet, approximately 194,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 46,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 14% higher (on a GAAP basis) than rental rates for expiring leases. For the six months ended June 30, 2005 we executed a total of 53 leases for approximately 736,000 square feet of space at 33 different properties (excluding month-to-month leases). Of this total, approximately 294,000 square feet were for new or renewal leases related to previously leased space and approximately 442,000 square feet were for redeveloped, developed or previously vacant space. Of the 442,000 square feet, approximately 354,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 88,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 15% higher (on a GAAP basis) than rental rates for expiring leases.

During the second quarter of 2005, we acquired four properties aggregating approximately 231,000 square feet in the Eastern Massachusetts market, one of our key life science cluster hubs. Three of these properties are included in our operating portfolio and are 100% occupied. The fourth property is 62% occupied. The unoccupied space of this property will undergo a change of use to office/laboratory space through redevelopment. We paid approximately $56.1 million cash for the properties and assumed two secured notes payable aggregating approximately $8.0 million.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2005 RESULTS

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior earnings guidance:

	2005	2006
FFO per share (diluted)	$4.81	$5.14
Earnings per share (diluted)	$2.34	$2.48

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to institutional, pharmaceutical, biotechnology, life science product, service, biodefense and translational research entities, as well as related government agencies. Our portfolio currently consists of 127 properties comprising approximately 8.2 million square feet of office/laboratory space.

As of June 30, 2005, approximately 84% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of June 30, 2005, approximately 6% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses. Additionally, as of June 30, 2005, approximately 89% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 89% of our leases (on a square footage basis) contained effective annual rent escalations that are either fixed or indexed based on the consumer price index or another index.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. Our actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                            Three Months    Three Months     Six Months       Six Months
                                                               Ended           Ended           Ended            Ended
                                                           June 30, 2005   June 30, 2004   June 30, 2005    June 30, 2004
                                                           --------------  --------------  --------------  ----------------
Income statement data
Total revenues                                            $       58,217  $       43,472  $      114,256  $         86,196

Expenses
  Rental operations                                               12,725           8,801          25,413            17,530
  General and administrative                                       4,765           3,814           9,210             7,450
  Interest                                                        11,248           6,926          22,569            13,635
  Depreciation and amortization                                   13,243          10,078          25,875            20,050
                                                           --------------  --------------  --------------  ----------------
                                                                  41,981          29,619          83,067            58,665

Income from continuing operations                                 16,236          13,853          31,189            27,531

Income from discontinued operations, net                              37              34              73             1,696
                                                           --------------  --------------  --------------  ----------------
Net income                                                        16,273          13,887          31,262            29,227

Dividends on preferred stock                                       4,023           2,254           8,045             4,479
Preferred stock redemption charge                                     --           1,876              --             1,876
                                                           --------------  --------------  --------------  ----------------
Net income available to common stockholders               $       12,250  $        9,757  $       23,217  $         22,872
                                                           ==============  ==============  ==============  ================

Weighted average shares of common stock outstanding
    Basic                                                     20,936,265      19,284,631      20,206,497        19,245,792
                                                           ==============  ==============  ==============  ================
    Diluted                                                   21,274,364      19,608,854      20,536,039        19,595,337
                                                           ==============  ==============  ==============  ================

Earnings per share - basic:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)            $         0.59  $         0.50  $         1.15  $           1.10
   Discontinued operations, net                                       --              --              --              0.09
                                                           --------------  --------------  --------------  ----------------
   Earnings per share - basic                             $         0.59  $         0.50  $         1.15  $           1.19
                                                           ==============  ==============  ==============  ================
Earnings per share - diluted:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)            $         0.58  $         0.50  $         1.13  $           1.08
   Discontinued operations, net                                       --              --              --              0.09
                                                           --------------  --------------  --------------  ----------------
   Earnings per share - diluted                           $         0.58  $         0.50  $         1.13  $           1.17
                                                           ==============  ==============  ==============  ================

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Unaudited)

Funds from Operations

Generally accepted accounting principles ("GAAP") basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the miscorrelation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three and six months ended June 30, 2005 and 2004 (in thousands, except per share data):

                                                            Three Months    Three Months     Six Months       Six Months
                                                               Ended           Ended           Ended            Ended
                                                           June 30, 2005   June 30, 2004   June 30, 2005    June 30, 2004
                                                           --------------  --------------  --------------  ----------------
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders (1)           $       12,250  $        9,757  $       23,217  $         22,872
Add: Depreciation and amortization (2)                            13,251          10,088          25,892            20,069
Subtract: Gain on sale of property (3)                                --              --              --            (1,627)
                                                           --------------  --------------  --------------  ----------------
Funds from operations available to common stockholders (1)$       25,501  $       19,845  $       49,109  $         41,314
                                                           ==============  ==============  ==============  ================
FFO per share (1)
   Basic                                                  $         1.22  $         1.03  $         2.43  $           2.15
                                                           ==============  ==============  ==============  ================
   Diluted                                                $         1.20  $         1.01  $         2.39  $           2.11
                                                           ==============  ==============  ==============  ================

Reconciliation of earnings per share (diluted) to
   FFO per share (diluted)

Earnings per share (diluted) (1)                          $         0.58  $         0.50  $         1.13  $           1.17
Depreciation and amortization (2)                                   0.62            0.51            1.26              1.02
Gain on sale of property (3)                                          --              --              --             (0.08)
                                                           --------------  --------------  --------------  ----------------
FFO per share (diluted) (1)                               $         1.20  $         1.01  $         2.39  $           2.11
                                                           ==============  ==============  ==============  ================

  During the second quarter of 2004, the Company elected to redeem its 9.5% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge of $1,876,000, or $0.10 per share (diluted).
  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").
  Gain on sale of property relates to the disposition of a property in the Suburban Washington D.C. market during the first quarter of 2004. Gain on sale of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                                           For the Three Months Ended

                                                      06/30/2005     03/31/2005   12/31/2004    09/30/2004   06/30/2004
Operational data                                      -----------    -----------  -----------   -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    45,699    $    43,731  $    39,660   $    35,867  $    34,444
   Tenant recoveries                                      11,449         11,587        9,504         9,608        8,420
   Other income                                            1,069            721        1,262           984          608
                                                      -----------    -----------  -----------   -----------  -----------
   Total                                             $    58,217    $    56,039  $    50,426   $    46,459  $    43,472
                                                      ===========    ===========  ===========   ===========  ===========

Funds from operations per share - diluted (b)        $      1.20    $      1.19  $      1.18   $      1.12  $      1.01 (c)
Dividends per share on common stock                  $      0.68    $      0.66  $      0.66   $      0.64  $      0.62
Dividend payout ratio (common stock)                        56.8%          58.9%        55.6%         56.8%        60.7%(d)
Straight line rent                                   $     3,305    $     2,836  $     3,047   $     3,065  $     2,994

                                                                                  As of
                                                      06/30/2005     03/31/2005   12/31/2004    09/30/2004   06/30/2004
Other data                                            -----------    -----------  -----------   -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   21,204,620     21,075,793   19,594,418    19,460,642   19,386,842
Number of properties (e)
   Acquired/completed during period                            5              6           11             7            5
   Sold/reconstructed during period                           --             --           --            --           --
   Owned at end of period                                    125            120          114           103           96
Square feet (e)
   Acquired/completed during period                      333,788        341,075      934,608       477,659      217,940
   Sold/reconstructed/expanded during period                  --             --           --            --       45,033
   Owned at end of period                              8,103,297      7,769,509    7,428,434     6,493,826    6,016,167

Debt to total market capitalization (f)
Total debt                                           $ 1,301,934    $ 1,217,917  $ 1,186,946   $   847,046  $   684,486
Preferred stock                                          197,474        194,692      199,360       198,266      191,094
Common stock                                           1,557,479      1,356,860    1,458,217     1,278,953    1,100,756
                                                      -----------    -----------  -----------   -----------  -----------
Total market capitalization                          $ 3,056,887    $ 2,769,469  $ 2,844,523   $ 2,324,265  $ 1,976,336
                                                      ===========    ===========  ===========   ===========  ===========
Debt to total market capitalization ratio                   42.6%          44.0%        41.7%         36.4%        34.6%
  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  See page 5 for a reconciliation of earnings per share to FFO per share.
  Includes the effect of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted) recorded in the second quarter of 2004.
  The dividend payout ratio (common stock) includes the effect of the preferred stock redemption charge. Excluding the impact of this charge, the dividend payout ratio (common stock) for the second quarter of 2004 was 55.4%.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".
  Debt to market capitalization is the ratio of total debt (secured notes payable and unsecured line of credit and unsecured term loan) to total market capitalization. Total market capitalization is equal to the outstanding shares of preferred stock and common stock times the related closing stock prices at each quarter end date.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
 (In thousands)

                                                          June 30,      December 31,
                                                            2005           2004
                                                        ------------   ------------
                                                         (Unaudited)
Assets

  Rental properties, net                               $  1,613,331  $   1,427,853
  Properties under development                              268,687        252,249
  Cash and cash equivalents                                   2,390          3,158
  Tenant security deposits and other restricted cash         20,110         17,669
  Tenant receivables                                          2,198          2,542
  Deferred rent                                              45,547         43,166
  Investments                                                73,396         67,419
  Other assets                                               66,037         58,228
                                                       ------------- --------------
     Total assets                                      $  2,091,696  $   1,872,284
                                                       ============= ==============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    662,934  $     638,946
  Unsecured line of credit and unsecured term loan          639,000        548,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  55,680         48,581
  Dividends payable                                          17,771         16,284
                                                       ------------- --------------
     Total liabilities                                    1,375,385      1,251,811
  Stockholders' equity:
   Series B preferred stock                                  57,500         57,500
   Series C preferred stock                                 129,638        129,638
   Common stock                                                 212            196
   Additional paid-in capital                               520,261        421,835
   Deferred compensation                                    (12,020)        (7,807)
   Retained earnings                                             93          5,267
   Accumulated other comprehensive income                    20,627         13,844
                                                       ------------- --------------
     Total stockholders' equity                             716,311        620,473
                                                       ------------- --------------
       Total liabilities and stockholders' equity      $  2,091,696  $   1,872,284
                                                       ============= ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2005
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates
                                     Secured Debt           Unsecured Debt
                          -------------------------------- --------------
                                            Weighted
                                             Average
         Year               Amount         Interest Rat(1)     Amount
-----------------------  ------------     -------------    --------------
         2005            $    19,391          5.98%       $           --
         2006                185,920          5.99%                   --
         2007                 49,270          6.35%              389,000 (2)
         2008                115,491          6.28%                   --
         2009                 40,023          6.83%              250,000 (2)
      Thereafter             248,460          6.81%                   --
                         ------------                      --------------
       Subtotal              658,555                             639,000
  Unamortized Premium          4,379                                  --
                         ------------                      --------------
         Total           $   662,934                      $      639,000
                         ============                      ==============

Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   662,934      50.9%     5.97%         4.1 Years
Unsecured Debt          639,000 (3)  49.1%     4.60%         3.3 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,301,934     100.0%     5.30%         3.7 Years
                     ===========   ======= ==============   ===========

Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   478,815      36.8%     6.44%         5.3 Years
Floating Rate Debt      823,119 (3)  63.2%     4.63%     (3) 2.7 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,301,934     100.0%     5.30%         3.7 Years
                     ===========   ======= ==============   ===========
  The weighted average interest rate is calculated based on the outstanding debt as of July 1st for 2005, and as of January 1st for each year thereafter.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.
  The weighted average interest rates on borrowings outstanding on our unsecured line of credit and unsecured term loan as of June 30, 2005 were 4.60% and 4.58%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
June 30, 2005
(Dollars in thousands)
(Unaudited)

                                                 Effective at
                                        Notional      June 30,     Interest
Transaction Dates   Effective Dates     Amounts         2005      Pay Rates    Termination Dates
------------------ ------------------  ---------- -------------- ------------  -----------------

November 2002      June 1, 2003       $   25,000   $     25,000     3.115%     December 31, 2005

November 2002      June 1, 2003           25,000         25,000     3.155%     December 31, 2005

December 2002      January 2, 2003        25,000         25,000     3.285%     June 30, 2006

December 2002      January 2, 2003        25,000         25,000     3.285%     June 30, 2006

December 2003      December 31,2004       50,000         50,000     3.000%     December 30, 2005

December 2003      December 30, 2005      50,000             --     4.150%     December 29, 2006

December 2003      December 29, 2006      50,000             --     5.090%     October 31, 2008

March 2004         December 31, 2004      25,000         25,000     2.956%     December 31, 2006

March 2004         December 31, 2004      25,000         25,000     2.956%     December 31, 2006

April 2004         April 29, 2005         50,000         50,000     3.140%     April 28, 2006

April 2004         April 28, 2006         50,000             --     4.230%     April 30, 2007

April 2004         April 30, 2007         50,000             --     4.850%     April 30, 2008

June 2004          June 30, 2005          50,000         50,000     4.343%     June 30, 2007

December 2004      December 31, 2004      50,000         50,000     3.590%     January 2, 2008

December 2004      January 3, 2006        50,000             --     3.927%     July 1, 2008

May 2005           December 30, 2005      25,000             --     4.120%     November 30, 2006

May 2005           June 30, 2006          50,000             --     4.270%     June 29, 2007

May 2005           November 30, 2006      25,000             --     4.330%     November 30, 2007

May 2005           June 29, 2007          50,000             --     4.400%     June 30, 2008

May 2005           November 30, 2007      25,000             --     4.460%     November 28, 2008

May 2005           June 30, 2008          50,000             --     4.509%     June 30, 2009

May 2005           November 28, 2008      25,000             --     4.615%     November 30, 2009
                                                  --------------
Total Interest Rate Swap Agreements in Effect
     at 6/30/05                      $    350,000
                                                  ==============
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
June 30, 2005
(Dollars in thousands)

                                                            June 30, 2005                  March 31, 2005
                                         -----------------------------------------------    -------------
                                          Number of   Rentable    Annualized  Occupancy       Occupancy
                                         Properties  Square Feet  Base Rent  Percentage      Percentage
                                         ----------- -----------  ---------- -----------    -------------
Markets
California - Pasadena                             1      31,343         807        98.9%        98.9%
California - San Diego                           22   1,052,304      29,134        94.4%        94.4%
California - San Francisco Bay                   14     927,453      27,546        97.1%       100.0%
Eastern Massachusetts                            18   1,038,536      30,247        93.8%        92.5%
New Jersey/Suburban Philadelphia                  7     458,623       7,826        98.5%       100.0%
Southeast                                         8     400,391       6,207        84.1%(1)     84.5%
Suburban Washington D.C.                         30   2,321,770      46,886        96.6%        95.3%
Washington - Seattle                             10     793,910      23,519        90.6%        87.3%
International - Canada                            1      68,000       2,564       100.0%       100.0%
                                         ----------- -----------  ---------- -----------    -------------
Total                                           111   7,092,330  $  174,736        94.7%(2)     94.0%
                                         =========== ===========  ========== ============================
  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes 14 properties under full or partial redevelopment. The total rentable square feet associated with these properties was 1,010,967, of which 530,040 square feet were under redevelopment as of June 30, 2005. Including properties under full or partial redevelopment, occupancy as of June 30, 2005 was 88.8%.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/05     6/30/04   % Change      6/30/05     6/30/04   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   35,183  $   34,099       3.2%   $   33,725  $   31,881      5.8%
Operating expenses           7,062       6,629       6.5%        7,062       6,629      6.5%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   28,121  $   27,470       2.4%   $   26,663  $   25,252      5.6%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Six Months Ended                    Six Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/05     6/30/04   % Change      6/30/05     6/30/04   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   68,370  $   66,404       3.0%   $   65,584  $   62,149      5.5%
Operating expenses          13,731      12,743       7.8%       13,731      12,743      7.8%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   54,639  $   53,661       1.8%   $   51,853  $   49,406      5.0%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Second Quarter Same Properties" for the Quarter periods and "Six Months Same Properties" for the Six Month periods). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the Second Quarter Same Properties and the Six Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Second Quarter Same Properties and the Six Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended June 30, 2005 and 2004 for the Second Quarter Same Properties were $1,458,000 and $2,218,000, respectively. Straight-line rent adjustments for the six months ended June 30, 2005 and 2004 for the Six Months Same Properties were $2,786,000 and $4,255,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended June 30, 2005

                                                                                     TI's/Lease
                                                                             Rental  Commissions  Average
                                     Number    Square   Expiring     New      Rate       Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes  Square Foot   Terms
                                    --------- --------- --------- --------- -------- ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                         44      231,788   $22.71      --        --        --         --
    GAAP Basis                         44      231,788   $21.79      --        --        --         --
  Renewed/Releasable Space Leased
    Cash Basis                         14      134,511   $21.73    $22.68     4.4%      $2.83    4.1 years
    GAAP Basis                         14      134,511   $21.15    $24.16    14.2%      $2.83    4.1 years
  Month-to-Month Leases In Effect
    Cash Basis                         25      66,766    $21.87    $23.84     9.0%       --         --
    GAAP Basis                         25      66,766    $21.81    $23.84     9.3%       --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         16      239,743     --      $22.85      --      $18.56    9.3 years
    GAAP Basis                         16      239,743     --      $25.34      --      $18.56    9.3 years

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                         30      374,254     --      $22.79      --      $12.91    7.5 years
    GAAP Basis                         30      374,254     --      $24.91      --      $12.91    7.5 years
  Including Month-to-Month Leases
    Cash Basis                         55      441,020     --      $22.95      --        --         --
    GAAP Basis                         55      441,020     --      $24.75      --        --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Six Months Ended June 30, 2005

                                                                                      TI's/Lease
                                                                             Rental  Commissions  Average
                                     Number    Square   Expiring     New      Rate       Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes  Square Foot   Terms
                                    --------- --------- --------- --------- -------- ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                         60      551,777   $24.63      --        --        --         --
    GAAP Basis                         60      551,777   $25.71      --        --        --         --
  Renewed/Releasable Space Leased
    Cash Basis                         20      294,196   $22.69    $24.11     6.3%      $1.44    4.3 years
    GAAP Basis                         20      294,196   $22.38    $25.69    14.8%      $1.44    4.3 years
  Month-to-Month Leases In Effect
    Cash Basis                         25       66,766   $21.88    $23.84     9.0%       --         --
    GAAP Basis                         25       66,766   $21.83    $23.84     9.2%       --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         33      442,241     --      $25.38      --      $14.54    7.8 years
    GAAP Basis                         33      442,241     --      $26.63      --      $14.54    7.8 years

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                         53      736,437     --      $24.87      --       $9.31    6.4 years
    GAAP Basis                         53      736,437     --      $26.25      --       $9.31    6.4 years
  Including Month-to-Month Leases
    Cash Basis                         78      803,203     --      $24.79      --        --         --
    GAAP Basis                         78      803,203     --      $26.05      --        --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
June 30, 2005

                                 Square         Percentage of      Annualized Base Rent
Year of Lease  Number of       Footage of     Aggregate Portfolio    of Expiring Leases
 Expiration  Leases Expiring  Expiring Leases  Leased Square Feet    (per square foot)
------------ --------------   -------------   -----------------    ------------------

    2005           52  (1)       270,012          3.8%                   $25.94
    2006           53            985,912          13.7%                  $24.33
    2007           30            670,587          9.3%                   $26.79
    2008           18            422,643          5.9%                   $25.99
    2009           26            593,338          8.2%                   $23.37
  Includes 25 month-to-month leases for approximately 67,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
June 30, 2005

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

Southeast	4Q05	46,000
Southeast	2Q06	48,000
Suburban Washington D.C.	1Q06	73,000
Washington - Seattle	4Q05	50,000 (1)
Total		217,000

  Excludes certain phases of a property which were delivered to tenants during 2004.

As required under GAAP, interest is being capitalized on these ground-up development projects as activities are ongoing to bring the assets to their intended use.

In addition to properties under development, as of June 30, 2005 our asset base contains ground-up development opportunities for approximately 4.6 million rentable square feet with an aggregate cost basis of approximately $210 million.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
June 30, 2005

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Diego	4Q05	18,173	7,814
California - San Diego	4Q05	17,590	17,590
California - San Diego	3Q06	71,510	71,510
California - San Diego	2Q07	87,140	87,140
California - San Francisco Bay	4Q05	140,143	24,039
California - San Francisco Bay	3Q06	60,000	30,000
Eastern Massachusetts	4Q05	96,150	66,540
Eastern Massachusetts	1Q07	45,820	17,187
Eastern Massachusetts	4Q05	115,179	31,326
New Jersey/Suburban Philadelphia	4Q05	42,600	22,409
Southeast	4Q05	60,519	33,321
Suburban Washington D.C.	1Q06	131,415	44,208
Suburban Washington D.C.	1Q06	92,449	60,443
Washington - Seattle	4Q05	32,279	16,513
Total		1,010,967	530,040

Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of June 30, 2005 was 48% and is not included in the occupancy of the operating portfolio. In addition to properties under redevelopment, as of June 30, 2005 our asset base contains opportunities for a permanent change of use through redevelopment aggregating approximately 1.0 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Six Months Ended June 30, 2005
(In thousands)

Property-related capital expenditures (1)	$ 1,476
Leasing costs (2)	$ 216
Property-related redevelopment costs	$ 33,926
Property-related development costs	$ 50,578
  Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 89% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Second Quarter and Six Months Ended June 30, 2005

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the second quarter and six months ended June 30, 2005:

Date:	August 3, 2005
Time:	2:00 P.M. Eastern Daylight Time
Phone Number:	(719) 457-2641
Confirmation Code:	4038925